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                           WILLOW GROVE BANCORP, INC.


                                    EXHIBIT A



SUBSIDIARY ACQUIRING SECURITIES                                   CLASSIFICATION
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Fleet National Bank                                               Bank
Fleet Investment Advisors, Inc.                                   Bank